UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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FIFTH THIRD BANCORP

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 23, 2005

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at The Aronoff Center for the Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio on Tuesday, March 22, 2005 at 11:30 a.m. for the purposes of considering and acting upon the following:

(1)	Election of five (5) Class I Directors to serve until the Annual Meeting of Shareholders in 2008.

(2)	The proposal described in the Proxy Statement to amend Article III Section 2 of the Code of Regulations, as amended, to reduce the default number of directors and to reduce the minimum number of directors that the Board may set without shareholder approval. The proposed Amendment is attached as Annex 2 to the Proxy Statement and is incorporated therein by reference.

(3)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2005.

(4)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on January 31, 2005 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please sign and return the enclosed proxy card with this notice at your earliest convenience. If you hold shares of Fifth Third Bancorp common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their proxy card in order to be admitted to the meeting. “Street name” shareholders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date in order to be admitted to the meeting. Registration and seating will begin at approximately 11:00 a.m. Cameras and recording devices will not be permitted at the meeting.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Shareholders to be held at The Aronoff Center for the Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio on Tuesday, March 22, 2005 at 11:30 a.m. (the “Annual Meeting”). Each of the 553,283,714 shares of Common Stock outstanding on January 31, 2005 is entitled to one vote on all matters acted upon at the Annual Meeting, and only shareholders of record on the books of the Company at the close of business on January 31, 2005 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing Directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s services will be approximately $9,000.

The Annual Report of the Company for the year 2004, including financial statements, has been delivered to all shareholders. Such report and financial statements are not a part of this Proxy Statement. This Proxy Statement and the form of proxy are first being sent to shareholders on or about February 23, 2005.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 2004:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Cincinnati Financial Corporation 6200 South Gilmore Fairfield, Ohio 45014	72,780,560	(1)	13.05%

Common Stock	Fifth Third Bancorp Subsidiary Banks 38 Fountain Square Plaza Cincinnati, Ohio 45263	31,034,046	(2)	5.57%

(1)	Cincinnati Financial Corporation owns 27,183,604 shares of the Common Stock of the Company. Cincinnati Insurance Company, Cincinnati Casualty Company, Cincinnati Life Insurance Company and CINFIN Capital, subsidiaries of Cincinnati Financial Corporation, own 43,136,352 shares, 1,419,979 shares, 1,036,125 shares and 4,500 shares, respectively.
(2)	Two wholly-owned bank subsidiaries of the Company are the beneficial owners of 11,767,944 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

ELECTION OF DIRECTORS

In accordance with the Company’s Code of Regulations, the Board of Directors is classified into three classes. Each class is to be elected to separate three (3) year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three (3) year term. The term of those Directors listed below as Class I expires at the Annual Meeting on March 22, 2005 and this Class contains the nominees to be elected to serve until the Annual Meeting of Shareholders in 2008. In June 2004, Richard T. Farmer, a Class II Director, retired as a Director. At its June 15, 2004 meeting the Board of Directors voted to decrease the size of the Board such that no vacancies resulted from Mr. Farmer’s retirement. Mr. Farmer has generously given valuable years of service to the Company. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee is empowered to engage a third party search firm to assist, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the pipeline from which candidates will be identified. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Corporate Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Corporate Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for Directors: independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Nominating and Corporate Governance Committee did not hire any director search firm in 2004 or 2005 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating and Corporate Governance Committee may do so in the future if necessary.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as Class I Directors the following five (5) persons, all of whom are presently serving as Class I Directors of the Company: James P. Hackett, Joan R. Herschede, Robert L. Koch II, Kenneth W. Lowe and Thomas W. Traylor. Unless instructed otherwise, it is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the five (5) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election. Nominees receiving the five (5) highest totals of votes cast in the election will be elected as directors.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2004, 14 Directors attended the Annual Meeting.

The following tables set forth information with respect to each Class I Director and with respect to the continuing incumbent Directors in Classes II and III of the Board of Directors. The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exceptions of Messrs. Schaefer and Schiff.

		Shares of Company Common Stock Beneficially Owned on December 31, 2004(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(4)	Percent of Class

CLASS I DIRECTORS (Terms Expire 2005)
JAMES P. HACKETT, 49, President, CEO and Director of Steelcase Inc., a manufacturer of office systems.	2001	10,980.0020%

JOAN R. HERSCHEDE, 65, President and CEO of The Frank Herschede Company, an investment holding company.	1991	53,168.0095%

ROBERT L. KOCH II(2), 66, President and CEO of Koch Enterprises, Inc., a holding company with worldwide subsidiaries that manufacture aluminum die castings, industrial painting systems, and automotive adhesives, and distribute heating and air conditioning equipment and hydraulic and pneumatic components. Director of Vectren Corporation.	1999	55,569.0100%

KENNETH W. LOWE, 54, President, CEO and Director of The E.W. Scripps Company, a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication, since October 2000. Formerly, Mr. Lowe was Chairman, President and CEO of Scripps Networks, Inc., a subsidiary of The E.W. Scripps Company.	2004	448.0001%

THOMAS W. TRAYLOR, 65, CEO of Traylor Bros., Inc., a general/heavy construction contractor.	1999	274,886.0493%

CLASS II DIRECTORS (Terms Expire 2006)
JOHN F. BARRETT, 55, President, CEO and Director of The Western-Southern Life Insurance Co. since 1994 and Chairman of the Board since 2002. Chairman, President and CEO, Western-Southern Financial Group, Inc. Officer/Director of a number of Western-Southern affiliates. Western-Southern is a financial services company that as its primary business distributes life insurance, annuities and mutual funds to the public. Director of Convergys Corporation and The Andersons, Inc.	1988	74,369.0133%

ROBERT B. MORGAN, 70, Executive Counselor of Cincinnati Financial Corporation and Cincinnati Insurance Company since April 1, 1999. Formerly, Mr. Morgan was Director, CEO and President of Cincinnati Financial Corporation.	1986	90,274.0162%

GEORGE A. SCHAEFER, JR.(2), 59, President and Chief Executive Officer of Fifth Third Bancorp and Fifth Third Bank. Director of WellPoint, Inc. and Ashland Inc.	1988	3,474,354.6204%

JOHN J. SCHIFF, JR.(2)(3), 61, Chairman, President, Chief Executive Officer and Director of Cincinnati Financial Corporation and Cincinnati Insurance Company. Former Chairman of John J. & Thomas R. Schiff & Co., Inc., an insurance agency. Director of Cinergy Corp. and Standard Register Co.	1983	404,706.0726%

DUDLEY S. TAFT(2), 64, President and Director, Taft Broadcasting Company, investor in entertainment and media properties. Director of Cinergy Corp. and The Tribune Company.	1981	100,424.0180%

		Shares of Company Common Stock Beneficially Owned on December 31, 2004(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(4)	Percent of Class

CLASS III DIRECTORS (Terms Expire 2007)
DARRYL F. ALLEN, 61, Retired Chairman, CEO and President, Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense. Director of Milacron, Inc.	1997	12,473.0022%

ALLEN M. HILL(2), 59, Retired CEO and President of DPL Inc., a diversified regional energy company, and its subsidiary The Dayton Power and Light Company.	1998	61,720.0111%

DR. MITCHEL D. LIVINGSTON, 60, Vice President for Student Affairs and Services, University of Cincinnati. Formerly, Dr. Livingston was Vice President for Student Services, University of Albany.	1997	16,011.0029%

HENDRIK G. MEIJER, 53, Co-Chairman and CEO, Meijer, Inc., a food and general merchandise retailer.	2001	17,062.0031%

JAMES E. ROGERS, 57, Chairman, President, CEO and Director of Cinergy Corp., a utility holding company, Cinergy Services, CG&E and PSI Energy, since December, 1995, and Mr. Rogers was Vice Chairman, President and CEO since October, 1994. Formerly, Mr. Rogers was Chairman, President and CEO of PSI Energy. Director of Duke Realty Corporation.	1995	22,346.0040%

All Directors and Executive Officers as a Group (28 persons)		8,915,841	1.59%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2)	Members of the Executive Committee of the Board of Directors.

(3)	Mr. Schiff is a Director of Cincinnati Financial Corporation, whose holdings of Company shares are more fully set forth above under the caption “Certain Beneficial Owners” in this Proxy Statement.

(4)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and shares issuable upon termination of employment under the Company’s Non Qualified Deferred Compensation Plan. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options: Mr. Allen, 11,688; Mr. Barrett, 22,658; Mr. Hackett, 7,000; Ms. Herschede, 5,000; Mr. Hill, 10,000; Mr. Koch, 16,303; Dr. Livingston, 13,536; Mr. Lowe, 0; Mr. Meijer, 7,000; Mr. Morgan, 22,658; Mr. Rogers, 21,393; Mr. Schaefer, 2,289,694; Mr. Schiff, 5,000; Mr. Taft, 22,658; and Mr. Traylor, 16,303. Mr. Schaefer also holds 111,995 shares issuable upon termination of employment under the Company’s Non Qualified Deferred Compensation Plan. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options, held by the executive officers who are not also Directors is 3,416,869 and the aggregate number of shares issuable upon termination of employment under the Company’s Non Qualified Deferred Compensation Plan held by these individuals is 78,432.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met eight (8) times during 2004. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chairman at these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, who serves as the lead director of the Board in performing such other jobs as the independent Directors may determine.

There are six (6) committees of the Board of Directors: Executive, Audit, Compensation, Nominating and Corporate Governance, Risk and Compliance, and Trust.

The Executive Committee of the Company serves in a dual capacity as the Executive Committee of the Company and Fifth Third Bank, an Ohio banking corporation (the “Bank”). Under Ohio law, the Executive Committee has the powers to act between meetings of the Board on virtually all matters that the Board could act upon. The Board of Directors has adopted an Executive Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Executive Committee met thirteen (13) times in 2004 and consisted of Messrs. Hill, Koch, Schaefer, Schiff and Taft.

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and the Bank. Thirteen (13) meetings of this Committee were held during 2004. This Committee’s functions include the engagement of the independent registered public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent registered public accounting firm, reviewing the Company’s financial results and Securities and Exchange Commission filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent registered public accounting firm. Another function of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex 1 and which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Audit Committee members for 2004 were Messrs. Allen, Barrett, Hackett, Morgan and Ms. Herschede. All members of the Audit Committee met the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Darryl F. Allen is an audit committee financial expert for the Company and is independent as described in the preceding sentence. The formal report of the Audit Committee with respect to the year 2004 begins on page 17 herein.

The Company has a Compensation Committee comprised entirely of independent Directors. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Hill, Lowe, and Rogers, and met two (2) times during 2004. The formal report of the Compensation Committee with respect to 2004 compensation begins on page 13 herein.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent Directors. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of Director and committee member candidates and nominates Directors for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Allen, Koch, Rogers and Taft and met two (2) times during 2004.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. The Committee oversees management’s compliance with all of the

Company’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of any federal or state banking regulatory agency or authority and any responses of management to any inquiries from any applicable banking regulator, and oversees management’s implementation and enforcement of the Company’s risk management policies and procedures. The Board of Directors has adopted a Risk and Compliance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee met six (6) times in 2004 and consisted of Messrs. Barrett, Meijer and Traylor.

The Company has a Trust Committee which serves in a dual capacity as the Trust Committee of the Company and the Bank. The Committee reviews the fiduciary activities of the Bank and, more generally, oversees the structure for fiduciary activities for each of the Company’s subsidiary banks, including the Bank. In this regard, the Committee has responsibility to report risks identified in its review of such fiduciary activities to the Company’s Risk and Compliance Committee. The Committee also has overall responsibility for evaluating and approving the fiduciary policies of the Company and its bank subsidiaries. The Board of Directors has adopted a Trust Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Livingston, Lowe, Schaefer and Ms. Herschede, and met four (4) times during 2004.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2004.

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which may also be found in the Corporate Governance Section of the Company’s website at www.53.com.

The Audit Committee has established Fifth Third’s EthicsLine, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules or regulations. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10AT76, Cincinnati OH, 45263 or by a secure e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee (who serves as the lead director of the Board of Directors) without any editing or screening by the Legal Department.

EXECUTIVE COMPENSATION

Set forth below are tables showing for the Chief Executive Officer and the four other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the SARs granted and options exercised; (3) the performance units granted, and (4) beneficial ownership of the Company’s Common Stock.

Summary

The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company’s Chief Executive Officer and each of the Company’s other highly compensated executive officers (the “named executives”) during each of the last three fiscal years or such shorter period during which such individuals served as an executive officer of the Company.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Restricted Stock Awards($)		Shares Underlying Options/ SARs (#)	All Other Compensation ($)(2)
George A. Schaefer, Jr.	2004	990,018	825,000	125,350		—		200,000	95,174
President and Chief Executive Officer	2003 2002	990,016 1,000,000	990,000 1,600,000	95,795 89,749		859,650 —	(3)	220,000 250,000	277,203 364,000

Neal E. Arnold	2004	527,956	200,000	—		—		60,000	40,457
Executive Vice President	2003	498,459	215,000	—		—		70,000	103,599
	2002	450,008	390,022	—		—		85,000	117,604

Kevin T. Kabat(4)	2004	527,480	200,000	—		—		55,000	40,640
Executive Vice President	2003	466,971	300,000	—		—		60,000	114,800

Robert A. Sullivan(5)	2004	492,483	190,000	—		—		60,000	40,640
Executive Vice President	2003	280,766	240,000	—		—		65,000	63,572

Greg D. Carmichael(6)	2004	432,781	165,000	—		—		45,000	37,700
Executive Vice President and Chief Information Officer	2003	191,347	175,000	50,000	(7)	574,100	(8)	20,000	5,800

(1)	In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. Of the amount shown for Mr. Schaefer for 2004, $100,000 represents trust and estate planning fees paid by the Company on behalf of Mr. Schaefer. Of the amount shown for Mr. Schaefer for 2003, $79,071 represents trust and estate planning fees paid by the Company on behalf of Mr. Schaefer. Of the amount shown for Mr. Schaefer for 2002, $71,288 represents trust fees paid by the Company on behalf of Mr. Schaefer.

(2)	All Other Compensation consists solely of the amounts representing the allocations to each named executive under The Fifth Third Master Profit Sharing Plan and the Non Qualified Deferred Compensation Plan, as well as dividends paid on shares of restricted stock.

(3)	Represents 15,000 shares granted on December 16, 2003 that are subject to vesting on December 31, 2006 provided the Company maintains satisfactory regulatory ratings. The dollar value given is based on the $57.31 closing price per share of Fifth Third Bancorp common stock on December 16, 2003. Dividends will be paid on these shares. As of December 31, 2004, these were the only shares of restricted stock held by Mr. Schaefer. Based on the $47.30 closing price per share of Fifth Third Bancorp common stock on December 31, 2004, these shares were valued at $709,500 as of such date.

(4)	Mr. Kabat first became an executive officer of the Company on December 16, 2003.

(5)	Mr. Sullivan first became an executive officer of the Company on January 21, 2003.

(6)	Mr. Carmichael first became an executive officer of the Company on June 17, 2003.

(7)	Mr. Carmichael received a $50,000 cash bonus upon commencement of his employment with the Company.

(8)	Represents 10,000 shares granted on June 2, 2003 that are subject to vesting in four equal annual installments. The dollar value given is based on the $57.41 closing price per share of Fifth Third Bancorp common stock on June 2, 2003. Dividends will be paid on these shares. As of December 31, 2004, only 7,500 of these shares of restricted stock held by Mr. Carmichael remained unvested. Based on the $47.30 closing price per share of Fifth Third Bancorp common stock on December 31, 2004, these shares were valued at $354,750 as of such date.

Stock Appreciation Rights/Stock Options

The following table sets forth information concerning individual grants of stock appreciation rights (“SARs”) to purchase the Company’s Common Stock made to the named executives in 2004:

SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Shares Underlying SARs Granted(1)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH.)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
George A. Schaefer, Jr.	200,000	5.3%	54.40	4/19/2014	6,842,374	17,339,918
Neal E. Arnold	60,000	1.6%	54.40	4/19/2014	2,052,712	5,201,975
Kevin T. Kabat	55,000	1.4%	54.40	4/19/2014	1,881,653	4,768,477
Robert A. Sullivan	60,000	1.6%	54.40	4/19/2014	2,052,712	5,201,975
Greg D. Carmichael	45,000	1.2%	54.40	4/19/2014	1,539,534	3,901,482

(1)	All SARs first become exercisable in full after the end of four years of continued employment. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all SARs granted under this Plan shall become immediately exercisable.

The Company made no grants of stock options to purchase the Company’s Common Stock to the named executives in 2004.

The following table sets forth certain information regarding individual exercises of stock options during 2004 by each of the named executives.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at 12/31/04		Value of Unexercised In-the- Money Options at 12/31/04
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
George A. Schaefer, Jr.	202,502	8,934,186	2,289,694	427,500	29,167,736	0
Neal E. Arnold	39,138	1,540,563	605,817	133,750	4,929,022	0
Kevin T. Kabat	0	0	445,843	112,500	1,566,292	0
Robert A. Sullivan	0	0	174,848	123,750	1,825,178	0
Greg D. Carmichael	0	0	5,000	60,000	0	0

The named executives did not exercise any SARs in 2004.

Performance Units

The following table sets forth information concerning individual grants of performance units (a share denominated award under the Company’s Incentive Compensation Plan) made to the named executives in 2004:

LONG TERM INCENTIVE PLAN—AWARDS OF PERFORMANCE UNITS IN LAST FISCAL YEAR

Name	Number of Shares	Performance or Other Period until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
			Threshold (#)	Target (#)	Maximum (#)
George A. Schaefer, Jr.	17,938	3 years	8,969	17,938	35,876
Neal E. Arnold	5,381	3 years	2,691	5,381	10,762
Kevin T. Kabat	4,933	3 years	2,467	4,933	9,866
Robert A. Sullivan	5,381	3 years	2,691	5,381	10,762
Greg D. Carmichael	4,036	3 years	2,018	4,036	8,072

(1)	Payout is determined by achievement of relative total shareholder return in comparison with a peer group of institutions. These awards are payable half in cash and half in shares of common stock.

Beneficial Ownership

The following table sets forth certain information regarding the named executives’ beneficial ownership of the Common Stock of the Company as of December 31, 2004:

Title of Class	Name of Officer	Number of Shares(1)	Percent of Class
Common Stock	George A. Schaefer, Jr.	3,474,354.6204%
Common Stock	Neal E. Arnold	701,925.1257%
Common Stock	Kevin T. Kabat	491,349.0880%
Common Stock	Robert A. Sullivan	277,229.0497%
Common Stock	Greg D. Carmichael	14,791.0027%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days) stock options: Mr. Schaefer, 2,289,694; Mr. Arnold, 605,817; Mr. Kabat, 445,843; Mr. Sullivan, 174,848; and Mr. Carmichael, 5,000. The amounts shown also include shares issuable upon termination of employment under the Company’s Non Qualified Deferred Compensation Plan. These individuals have the right to acquire the shares indicated after their names, upon termination of employment under the Company’s Non Qualified Deferred Compensation Plan: Mr. Schaefer, 111,995; Mr. Arnold, 11,978; Mr. Kabat, 5,481; Mr. Sullivan, 5,942; and Mr. Carmichael, 393.

The Company has implemented stock ownership guidelines for its senior officers, including its executive officers. These guidelines are available in the Corporate Governance Section of the Company’s website at www.53.com. The guideline for the Company’s Chief Executive Officer represents shares having a value of approximately nine to ten times his base salary and the guidelines for the Company’s other executive officers represent shares having a value of approximately three to four times base salary. Executive officers will be required to retain 50% of the shares delivered under the Company’s equity compensation plans (net of taxes) until the ownership guidelines are met. In addition, executive officers will be required to retain 100% of net after-tax shares delivered under the Company’s equity compensation plans for a minimum of one year following exercise or vesting, as the case may be.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period January 1, 2004 through December 31, 2004, its executive officers and Directors complied with all filing requirements applicable to them except for Greg D. Carmichael, Executive Vice President and Chief Information Officer and two of our Directors- Messrs. Koch and Meijer. Mr. Carmichael failed to timely report on Form 4 the disposition of stock to satisfy taxes on vesting of restricted stock, Mr. Koch failed to timely report on Form 4 the acquisition of stock by his wife in a pro rata distribution from a limited partnership, and Mr. Meijer failed to timely report on Form 4 a sale of shares of stock on his behalf. Each of these transactions were subsequently reported by such persons on Form 4s.

Retirement Plans

The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the “Retirement Plan”) and The Fifth Third Bancorp Supplemental Retirement Income Plan (the “Supplemental Plan”) based upon combinations of compensation levels and years of service:

PENSION PLAN TABLE

Approximate Annual Retirement Benefit Upon Retirement At Age 65 Before Adjustments (1) (2) (3)

Remuneration(4)(5)	15	20	25	30	35
$ 700,000	104,178	138,903	173,629	208,355	208,355
800,000	119,428	159,237	199,046	238,855	238,855
900,000	134,678	179,570	224,463	269,355	269,355
1,000,000	149,928	199,903	249,879	299,855	299,855
1,100,000	165,178	220,237	275,296	330,355	330,355
1,200,000	180,428	240,570	300,713	360,855	360,855
1,300,000	195,678	260,903	326,129	391,355	391,355
1,400,000	210,928	281,237	351,546	421,855	421,855
1,500,000	226,178	301,570	376,963	452,355	452,355
1,600,000	241,428	321,903	402,379	482,855	482,855
1,700,000	256,678	342,237	427,796	513,355	513,355
1,800,000	271,928	362,570	453,213	543,855	543,855
1,900,000	287,178	382,903	478,629	574,355	574,355
2,000,000	302,428	403,237	504,046	604,855	604,855
2,100,000	317,678	423,570	529,463	635,355	635,355
2,200,000	332,928	443,903	554,879	665,855	665,855
2,300,000	348,178	464,237	580,296	696,355	696,355
2,400,000	363,428	484,570	605,713	726,855	726,855
2,500,000	378,678	504,903	631,129	757,355	757,355

(1)

Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life — 10-year-certain option, and the single lump-sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.

(2)	Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $165,000 for 2004. Any annual pension benefit accrued over $165,000 is payable under the Supplemental Plan.

(3)	The Retirement Plan and Supplemental Plan were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December, 31, 2004, Mr. Schaefer had 33 years of credited service and Mr. Arnold, 14 years. Mr. Schaefer continues to accrue benefits under these Plans. Mr. Arnold is not accruing benefits under these Plans but does continue to accrue service for eligibility of an immediate early retirement benefit. Mr. Kabat has a frozen benefit related to his service with Old Kent Financial Corporation. His annual benefit at age 65 would be approximately $65,400. Mr. Carmichael and Mr. Sullivan joined the Company after these plans were frozen and therefore are not eligible to participate.

(4)	The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant’s social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.

(5)	Compensation for retirement benefit calculations under the Retirement Plan is defined as the base rate of pay plus variable compensation and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. The 2004 base pay plus variable compensation are substantially the same as the amounts shown under the “Salary and Bonus” columns of the Summary Compensation Table. No more than an inflation adjusted $200,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $200,000 limit is taken into account under the Supplemental Plan.

Compensation of Directors

Non-employee Directors of the Company receive a single annual retainer of $50,000 (payable $25,000 in cash and approximately $25,000 in restricted stock granted under the Company’s Incentive Compensation Plan and vesting at the end of the year) and a fee of $1,500 per meeting attended. Non-employee Directors (other than committee chairs) receive a fee of $1,500 per committee meeting attended. Committee chairs receive an additional annual retainer of $7,500 and receive $2,500 per committee meeting. Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as Directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company’s stock. Directors who are also employees receive no additional compensation for service on the Board.

The Company’s Incentive Compensation Plan provides that the Compensation Committee has full authority to provide stock-based or other incentive awards to non-employee Directors. Except as described above, in 2004 there were no stock-based or other incentive awards granted under the Incentive Compensation Plan to the non-employee Directors.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Policy

The Company’s cash compensation package for its executive officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. The Company also provides stock based equity incentive grants to its executive officers as a means to drive long-term performance and promote ownership in the Company.

The Compensation Committee (the “Committee”) is composed of independent Directors. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock based equity incentive program for executive officers. In determining compensation levels the Committee considers salary and bonus levels which will attract and retain qualified executives when combined with the other components of the Company’s compensation programs including long term stock based equity grants. The Committee also considers programs that will incorporate specific annual performance criteria and will reward continuous improvement in their respective areas as well as the Company as a whole, which contribute to long-term shareholder value.

The Company’s philosophy for granting stock based equity incentive awards is based on the principles of encouraging key employees to remain with the Company and to encourage ownership. Stock based equity grants reinforce a long-term interest in the Company’s overall performance and incent those executive officers to manage with a view toward maximizing long-term shareholder value.

The Company uses the services of Towers Perrin, an executive compensation-consulting firm, to perform competitive peer analysis on an annual basis. In conjunction with the Company, Towers Perrin identified a group of peer companies based on market capitalization, geographic location, performance and similarity in lines of business.

Base Salary

Executive officers’ salaries are determined by evaluating both the most recent comparative peer data and their role and responsibilities. Individual salaries are reviewed annually and salary increases are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year.

Annual Bonuses

Officers eligible to receive bonuses are placed in bonus pools that designate their bonus opportunity based on their position and job level. Executive Officers are defined as the President and Chief Executive Officer and those individuals who are Executive Vice Presidents of the Company. Executive Officers are specifically designated by the Committee as participants in the bonus pool by virtue of the Incentive Compensation Plan (the “Plan”) which was approved and adopted by the Company’s shareholders in 2004. The Plan allows the Company to issue Annual Incentive Awards comprised of cash or equity awards. The Committee met in early 2004 and established Performance Goals (as defined in the Plan) in the form of a bonus matrix comprised of incrementally increasing amounts of earnings per share, which, if attained, make an incentive bonus pool available for payments. In 2004, the Company’s target goal was to increase earnings per share by 10.8%, on a comparable basis over 2003. The matrix was established by the Committee to reflect a bonus pool, which increased if incrementally higher net income resulted in 2004 as compared to 2003. Bonus payments would be earned if the increase in earnings per share was in a range between 7.3% and 16.7%, where maximum payout would be earned. The Committee also has discretion under the Plan, as in past years, to consider unusual items that impacted earnings per share of the Company, both those items that contribute to an increase in earnings per share of the Company and those that contribute to a decrease in earnings per share. At a meeting held on February 3, 2005 the Committee determined that earnings for 2004 were sufficient to award bonuses to the officers (other than Executive Officers) at the target amount. The Committee determined that the bonuses paid to these officers should be adjusted based on individual goals of these officers including quantitative and qualitative goals as established by their managers.

At the Committee’s February 9, 2005 meeting, the Committee considered bonus payments to Executive Officers and considered the performance of the Company as compared to the Performance Goals for the 2004 plan year. Based on the Company’s performance, the Committee determined that, based solely on publicly reported earnings per share, the Performance Goals were not met for 2004. The Committee however, utilizing its discretion under the Plan and applying its best business judgment, analyzed additional factors. Those additional factors included: comparison of the Company’s net income performance to its peer group; total cash compensation necessary to meet the objectives of hiring and retaining top executive talent; substantial progress in addressing regulatory matters; investment in a significant increase in the size of the Company’s sales force including the expense of hiring additional sales employees during 2004; accomplishment of executive management leadership objectives; expense associated with charitable and community contributions and involvement; expense associated with the acquisition and preparation for the integration of First National Bankshares incurred in 2004 and economic conditions that impacted all financial institutions during 2004. The Committee’s focus in that review was to weigh the actions of management initiated for investment in the long-term growth of the Company against decisions that could have been made for short-term results. The Committee determined that based on these quantitative and qualitative factors some level of Annual Incentive Awards should be made to the Executive Officers at a level below the targets established for the Company. In making its determination the Committee applied its business judgment to those unusual items discussed above which were not contemplated when the matrix was established in 2004 but that impacted earnings per share in 2004. The Committee determined that but for these items and, after subtracting items that contributed to an increase in earnings per share, the Company’s performance would have been sufficient to award payments pursuant to the Plan. The Committee also took the performance evaluations of the Executive Officers into consideration. The members of the Committee determined that although some bonus payments should be made to Executive Officers, bonus payments should be less than the Annual Incentive Awards paid to those Executive Officers in prior years.

Stock Based Equity Compensation Grants

Awards based on the Company’s Common Stock are granted annually to Executive Officers. Grants of Stock Appreciation Rights (“SARs”), Restricted Stock and Performance Units to Executive Officers in 2004 were made under the Incentive Compensation Plan. Grants of SARs are made to Executive Officers at an exercise price of 100% of the market value on the date of grant. Grants of Restricted Stock were made to a limited number of Executive Officers and generally have a four-year period of restriction. Performance Units were granted to the remaining Executive Officers with a three-year performance period.

The Performance Units were granted with goals set in terms of relative total shareholder return in relation to a peer group. The grants established a threshold payout of 50% of the target number of shares granted for achieving a 40th percentile relative total shareholder return, a target payout of 100% of the target number of shares granted for achieving a 50th percentile relative total shareholder return, and a maximum payout of 200% of the target number of shares granted for achieving a 90th percentile relative total shareholder return. The Performance Units are payable half in cash and half in common stock.

The Company’s philosophy in granting stock based equity compensation is to increase Executive Officer ownership in the Company. The Company therefore believes that executive officers will have an incentive to manage with a view toward maximizing long-term shareholder value. In determining the total amount to be granted annually to all recipients, including the Executive Officers, the Committee considers the amount of stock based equity compensation grants already held by the Executive Officer, dilution, number of shares of Common

Stock outstanding and the performance of the Company during the immediately preceding year. The grants in 2004 to all employees totaled 4,498,996 shares, or ..81% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock based equity compensation to each Executive Officer based on the total amount available, an evaluation of competitive data for similar grants and the Executive Officer salary and position. These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or in relative performance in terms of total shareholder return, depending on the type of award.

Chief Executive Officer’s Compensation

The Committee considered the following factors in determining the base salary for 2004 for George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company’s success in attaining its profit plan for 2003 as discussed below and the level of compensation paid to the highest paid executive at the companies selected for peer comparison. Based on these factors, the Committee established Mr. Schaefer’s 2004 base salary effective November 5, 2003 at $990,000, which is unchanged from his 2003 salary level. This placed Mr. Schaefer’s compensation slightly above the median of base salaries paid by those companies selected for peer comparison.

For 2004, Mr. Schaefer was eligible to earn a cash bonus ranging up to 225% of his base salary based on Performance Goals as designated under his Annual Incentive Award under the Incentive Compensation Plan. As mentioned above, at the Committee’s February 9, 2005 meeting, the Committee considered bonus payments to Executive Officers, including Mr. Schaefer, and considered the performance of the Company as compared to the Performance Goals for the 2004 plan year. Based on the Company’s performance, the Committee determined that, based solely on publicly reported earnings per share, the Performance Goals were not met for 2004. The Committee however, utilizing its discretion under the Plan and applying its best business judgment, analyzed additional factors. Those additional factors included: comparison of the Company’s net income performance to its peer group; total cash compensation necessary to meet the objectives of hiring and retaining top executive talent; substantial progress in addressing regulatory matters; investment in a significant increase in the size of the Company’s sales force including the expense of hiring additional sales employees during 2004; accomplishment of executive management leadership objectives; expense associated with charitable and community contributions and involvement; expense associated with the acquisition and preparation for the integration of First National Bankshares incurred in 2004 and economic conditions that impacted all financial institutions during 2004. The Committee’s focus in that review was to weigh the actions of management initiated for investment in the long-term growth of the Company against decisions that could have been made for short-term results. The Committee determined that based on these quantitative and qualitative factors some level of Annual Incentive Awards should be made to Mr. Schaefer, at a level below the targets established for the Company. In making its determination the Committee applied its business judgment to those unusual items discussed above which were not contemplated when the matrix was established in 2004 but that impacted earnings per share in 2004. The Committee determined that but for these items and, after subtracting items that contributed to an increase in earnings per share, the Company’s performance would have been sufficient to award payments pursuant to the Plan. The Committee also took into consideration the evaluation of Mr. Schaefer’s performance conducted by the entire Board of Directors of the Company. The members of the Committee determined that although some bonus payment should be made to Mr. Schaefer, the bonus payment should be less than the Annual Incentive Awards paid to Mr. Schaefer in prior years. For 2004, the Committee determined that based on the Company’s performance Mr. Schaefer earned a bonus of $825,000, which represented 83% of his base salary for fiscal year 2004.

On April 19, 2004, Mr. Schaefer was granted SARs for 200,000 shares of Common Stock. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company’s increase in its earnings for the 2003 fiscal year and 2003 comparative data.

On April 19, 2004, Mr. Schaefer was also granted a Performance Unit award with a 17,938 share target, an 8,969 share threshold and a 35,876 share maximum. That grant was made in accordance with the guidelines of the Committee referenced above.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the Company’s Chief Executive Officer and four other most highly compensated Executive Officers. While the Company designed the Incentive Compensation Plan and its Performance Goals to meet the criteria for deductibility under Section 162(m), the Committee also retained discretion to consider unusual items that impacted earnings per share of the Company, both those items that contribute to an increase in earnings per share of the Company and those that contribute to a decrease in earnings per share. As discussed above, based on the Company’s performance, the Committee determined that based solely on publicly reported earnings per share that the threshold Performance Goals for Annual Incentive Awards under the Incentive Compensation Plan were not met for 2004. The Committee however determined that based on a number of quantitative and qualitative factors discussed above, some level of Annual Incentive Awards should be made to the Executive Officers, including Mr. Schaefer, at a level below the targets established for the Company. The Committee believes that all compensation for 2004 paid to named Executive Officers other than Mr. Schaefer is properly deductible under the Code. The Committee, however, believes that any non-deductible amounts that have been paid to Mr. Schaefer for 2004 are not expected to be significant to the Company.

Review of all Components of Executive Compensation

The Committee has reviewed all components of the Company’s Chief Executive Officer and four other most highly compensated Executive Officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Company’s non-qualified deferred compensation program, the actual projected payout obligations under the Company’s supplemental retirement income plan and under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed by the Committee affixing dollar amounts under various payout scenarios.

The Committee’s Conclusion

Based on this review, the Committee finds the Company’s Chief Executive Officer’s and four other most highly compensated Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. The Committee specifically considered that the Company does not maintain any employment contracts or change of control agreements with such individuals and, as disclosed above, utilized the services of Towers Perrin to perform competitive peer analysis.

It should be noted that when the Committee considers any component of the Company’s Chief Executive Officer’s and four other most highly compensated Executive Officers’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option, SAR, performance unit and restricted stock gains are taken into consideration in the Committee’s decisions.

Internal Pay Equity

The Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in our peer group and our reference labor market.

Allen M. Hill, Chairman

Kenneth W. Lowe

James E. Rogers

Compensation Committee Interlocks and Insider Participation

In 2004 the Compensation Committee members were Allen M. Hill, Kenneth W. Lowe and James E. Rogers. No Executive Officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter attached as Annex 1 as adopted by the Board of Directors, the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2004, the Committee met thirteen (13) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission and report with the Chief Executive Officer, Chief Financial Officer, Controller and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the firm any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent registered public accounting firm and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2004, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm has the responsibility for the examination of those consolidated statements and assertion.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also appointed the independent registered public accounting firm.

Robert B. Morgan, Chairman

Darryl F. Allen, Vice Chairman

John F. Barrett

James P. Hackett

Joan R. Herschede

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2004 and December 31, 2003 by the Company’s independent registered public accounting firm Deloitte & Touche LLP.

	December 31,
	2004		2003
Audit Fees	$2,445,000		$1,327,000
Audit-Related Fees	628,000	(a)	421,000	(a)
Tax Fees	512,000	(b)	1,060,000	(b)
All Other Fees	590,000	(c)	102,000	(c)

	$4,175,000		$2,910,000

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, subsidiary company audits, reports pursuant to Statement on Auditing Standards No. 70 and trust compliance.

(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2004 $92,000 represents fees for tax compliance services and $420,000 represents fees for tax consulting and planning services and for 2003 $77,000 represents fees for tax compliance services and $983,000 represents fees for tax consulting and planning services.

(c)	Includes fees for tax software licensing, security evaluation services, vendor evaluation services and other permitted advisory services. The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP pursuant to this exception.

CERTAIN TRANSACTIONS

Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary banks to various of its Directors, Executive Officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features.

FINANCIAL PERFORMANCE

Total Return Analysis

The graphs below summarize the cumulative return experienced by the Company’s shareholders over the years 2000 through 2004, and 1995 through 2004, respectively, compared to the S&P 500 Stock, the S&P Banks and the NASDAQ Banks indices.

FIFTH THIRD BANCORP VS. MARKET INDICES

5 YEAR RETURN

10 YEAR RETURN

In prior years the Company had also reported the S&P Regional Banks index. This index was discontinued as of December 31, 2001 and, therefore, is no longer available for comparison.

PROPOSAL TO AMEND CODE OF REGULATIONS

The Board of Directors recommends approval of the amendment of Article III, Section 2 of the Company’s Code of Regulations, as amended, in the manner shown in Annex 2 hereto. The proposed amendment to Article

III, Section 2 would reduce the default number of directors and reduce the minimum number of directors that the Board may set without shareholder approval.

Section 2 of Article III of our Code of Regulations provides that “The Board of Directors shall be composed of twenty-six (26) persons unless this number is changed by: (1) the shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office.” Section 2 states that the Directors may “increase the number to not more than thirty (30) persons and may decrease the number to not less than fifteen (15) persons.”

The Board of Directors is proposing that Section 2 be amended to provide that the Board be composed of fifteen members and that the directors may not increase the number of directors to more than thirty persons or decrease the number of directors to fewer than ten persons. A copy of Section 2 as proposed to be amended is attached as Annex 2 to this Proxy Statement.

The Board of Directors currently consists of fifteen Directors. Since the adoption of our Code of Regulations there has been a pronounced movement towards smaller boards of directors. According to the 2004 Spencer Stuart analysis of boards of directors of S&P 500 companies, the average board size is 11 directors. Similarly, the 2001-2002 National Association of Corporate Directors Public Company Governance Survey showed companies classified as “large cap” had between nine and twelve person boards and a majority of the companies surveyed expressed the view that a board of eight to eleven members was optimal.

Your Board of Directors believes that a smaller Board is in the best interests of the Company because smaller boards of directors are more cohesive and allow more time for each director to express his or her views effectively. Largely for these reasons, the trend towards smaller boards has been supported by commentators on corporate governance.

Finally, with the Board size at fifteen, your Board of Directors believes that lowering the minimum size of the Board from fifteen to ten persons is advisable in order to afford greater flexibility in the event unforeseen vacancies arise.

Vote Required

The resolution attached to this Proxy Statement as Annex 2 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of the Common Stock of the Company entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposed amendment. Proxies will be voted in favor of the resolution unless otherwise instructed by the Shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO REDUCE THE DEFAULT NUMBER OF DIRECTORS AND TO REDUCE THE MINIMUM NUMBER OF DIRECTORS THAT THE BOARD MAY SET WITHOUT SHAREHOLDER APPROVAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2005. The firm has served as independent auditors for the Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The Audit Committee of the Board of Directors recommends the adoption of the resolution.

2006 SHAREHOLDER PROPOSALS

In order for shareholder proposals for the 2006 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 25, 2005.

Any shareholder who intends to propose any other matter to be acted upon at the 2006 Annual Meeting of Shareholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than January 9, 2006. If notice is not provided by that date, the persons named in the Company’s proxy for the 2006 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2006 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Paul L. Reynolds, Secretary, Fifth Third Bancorp, Fifth Third Center, MD 10AT76, Cincinnati, Ohio 45263. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By order of the Board of Directors

Paul L. Reynolds

Secretary

ANNEX 1

As Approved by the Boards of Directors

of Fifth Third Bancorp on June 15, 2004

and of Fifth Third Bank on June 15, 2004

CHARTER

OF THE

AUDIT JOINT COMMITTEE

OF THE

BOARDS OF DIRECTORS OF

FIFTH THIRD BANCORP

AND

FIFTH THIRD BANK

I.    AUTHORITY AND MEMBERSHIP

The Committee shall be a joint committee of the Boards of Directors of Fifth Third Bancorp (the “Corporation”) and of Fifth Third Bank, an Ohio banking corporation (the “Bank”). The members of the Committee are appointed annually by the Boards of Directors of the Corporation and the Bank on the recommendation of the Nominating and Corporate Governance Committee of the Corporation. The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Code of Regulations or by requirements applicable to Nasdaq National Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted and/or traded (“Nasdaq”). In no event will such number of members be less than three (3). Committee members must fully satisfy independence and experience requirements as prescribed by Nasdaq, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations thereunder. No member of the Committee may be a “large customer” of the Bank as determined by the Board of Directors of the Bank pursuant to FDICIA and applicable rules and regulations thereunder. No member of the Committee may be an “affiliated person” of the Corporation or any of its subsidiaries (as defined in the federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies or on the audit committee of any financial institution not affiliated with the Bank.

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules of the SEC, and all members of the Committee shall have a strong level of accounting or financial acumen and shall be able to read and understand fundamental financial statements at the time of their appointment to the Committee. At least two members of the Committee shall have “banking or related financial management expertise” as determined by the Board of Directors pursuant to FDICIA and applicable rules and regulations thereunder.

The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a Secretary, who need not be a Director. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

In addition to the Corporation, the Committee is the audit committee for the entire Bank and has the responsibility, fiduciary duty and authority to oversee the management, financial statements and audit functions of all of the affiliate banks that comprise the Bank. In that capacity, the Committee will receive official reports of management and the internal and external auditors regarding financial reporting, internal controls and other matters as discussed herein of the entire Bank as well as the Corporation.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, as well as compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and compensation to independent counsel or any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

The Committee is also responsible for the appointment, compensation, and oversight of the work of the Corporation’s internal audit department, including the senior internal audit executive. The senior internal audit executive shall functionally report to the Committee and shall administratively report to the Corporation’s President and Chief Executive Officer. The Committee is responsible for identifying and approving the specific responsibilities of the senior internal audit executive.

II.    PURPOSES OF THE COMMITTEE

The Committee’s primary purposes are to:

•	Oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

•	Provide assistance to the Corporation’s Board by monitoring:

1)	the integrity of the financial statements of the Corporation,

2)	the independent auditors’ qualifications and independence,

3)	the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors,

4)	the Corporation’s system of internal controls, and

5)	the Corporation’s financial reporting and system of disclosure controls.

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•	Provide assistance to the Bank’s Board by monitoring:

1)	the integrity of the financial statements of the Bank,

2)	the Bank’s system of internal controls,

3)	the Bank’s financial reporting, and

4)	the compliance by the Bank with applicable legal and regulatory requirements.

•	Prepare the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any other subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for the Bank and any other subsidiary bank and non-bank subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a)	The Committee may meet simultaneously as a committee of the Corporation and the Bank or any other subsidiary of the Corporation for which it acts, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interest; and

(b)	The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s or the Bank’s financial statements, to plan or conduct audits, or to determine that the Corporation’s or the Bank’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s and the Bank’s management are responsible for preparing such financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.

III.    RESPONSIBILITIES OF THE COMMITTEE

A.	Charter Review

•	Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter; and

•	Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.

B.	Corporation Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

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•	Review and discuss with management, the Corporation’s Disclosure Committee and the independent auditors the Corporation’s quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, the results of the independent auditors’ reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Corporation’s Form 10-Q;

•	Review and discuss with management, the Corporation’s Disclosure Committee and the independent auditors the Corporation’s annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K;

•	Review and discuss with management, the Corporation’s Disclosure Committee and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures before the same are filed, posted, disseminated or released (including the use of “pro forma” or “adjusted” non-GAAP information and all related reconciliations to GAAP information) and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

•	Review and discuss with the Corporation’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

•	Discuss with management, the Corporation’s Disclosure Committee and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles (“GAAP”) methods on the Corporation’s financial statements;

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the corporation’s financial statements, conditions or results and any necessary disclosures related thereto;

•	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	Ensure that the Corporation’s independent auditors report to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Ensure that the Corporation’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Corporation’s independent auditors, internal auditors, and management (including the Corporation’s Disclosure Committee) their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any significant internal control weaknesses diligently;

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•	Discuss with the Corporation’s independent auditors, internal auditors and management (including the Corporation’s Disclosure Committee), as appropriate, the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;

•	Discuss with the Corporation’s independent auditors, internal auditors and management (including the Corporation’s Disclosure Committee), as appropriate, any significant weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Corporation’s progress in promptly addressing and correcting any significant identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

•	Receive periodic reports from the independent auditors and appropriate officers of the corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

•	Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation’s subsidiaries.

C.	Bank Financial Reporting / Internal Controls

•	Review, discuss with management (and, if deemed necessary, the internal and external auditors) and approve the Bank’s financial statements, any reports required by the Bank’s State of incorporation, and the Bank’s representations made to the Corporation regarding the same;

•	Discuss with management (and, if deemed necessary, the internal and external auditors) significant financial reporting issues and significant accounting policies and judgments made in connection with the preparation of the Bank’s financial statements and call reports, including any significant changes in the Bank’s selection or application of accounting principles;

•	Discuss with management and the internal auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Bank’s financial statements and any necessary disclosures related thereto;

•	Review all material written communication between the independent auditors and Bank management;

•	Discuss with the Bank’s internal auditors and management their assessments of the adequacy of the Bank’s internal controls, including an assessment of whether management is diligently resolving any internal control weaknesses;

•	Review with management and the independent auditors the basis for the reports, if any, required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2 (a) and (b) and Sections 363.3 (a) and (b), respectively;

•	Discuss with the Bank’s internal auditors and management any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and management’s proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Bank’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters; and

•	Discuss with management and the internal auditors the Bank’s compliance with applicable laws and regulations and from time to time advise the Board of Directors with respect to the same.

D.	Bank Trust Audit

•	Direct and oversee the annual fiduciary audit of the Bank’s trust and other fiduciary functions;

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•	Receive and review reports of the internal audit department and management regarding the Bank’s controls for transaction, reputation, and compliance risks as they relate to the Bank’s fiduciary activities; and

•	Perform any other duties required to be performed by a fiduciary audit committee for the Bank in the manner required by applicable laws and regulations.

E.	Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things:

1)	Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation;

2)	Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

3)	Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating or misleading the Corporation’s independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and

4)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•	Review and approve the independent annual audit plan as well as material changes thereto quarterly;

•

Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the independent auditors’ audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved

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prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

•	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including in particular the prohibition on employment under Section 10A(1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period;

•	If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

•	Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

F.	Internal Audit Function

•	Review and approve the internal audit department’s charter, as well as any material changes thereto annually;

•	Review and approve the internal audit department’s Audit Standards Manual and significant operating policies, as well as any material changes thereto annually;

•	Review and oversee the appointment, performance and replacement of the senior internal audit executive, as well as review and concur with the overall performance rating and compensation of the same annually;

•	Identify and approve the specific responsibilities of the senior internal audit executive to the Committee and the Corporation’s President and Chief Executive Officer, and receive and review annual reports from the senior internal audit executive on the consistency of actual practice with these specific responsibilities;

•	Review and approve the annual risk assessment, as well as material changes thereto quarterly;

•	Review and approve the internal annual audit plan, including significant cosourcing agreements, as well as any material changes to the internal audit plan quarterly;

•	Receive and review reports from the internal audit department regarding:

1)	execution of the internal audit plan quarterly;

2)	achievement of annual audit plan;

3)	issues that result in a less than satisfactory audit rating, along with management’s proposed corrective actions and the status of that corrective action at each meeting, until the issue is closed by the internal audit department;

4)	outstanding audit findings and/or issues by rating, as well as those which are past-due or have been re-aged, systemic issues which are pervasive or persistent across audits and over time, as well as trends in issues (volume, ratings, by line of business, etc);

5)	significant trends of risk exposures and control matters;

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6)	significant governance issues that arise in the course of performing audits;

7)	any unwarranted restriction on access by internal auditors to all Corporation activities, records, property, and personnel;

8)	objective internal audit department performance metrics quarterly;

9)	departmental budget or financial information (annually for approval and updates quarterly);

10)	adequacy of financial and human resources;

11)	significant departmental initiatives ;

12)	significant staff training activities;

13)	results of internal and external quality assurance reviews;

14)	any potential fraud involving management or employees who are significantly involved in the internal controls of the Corporation as necessary;

15)	calls to the Corporation’s Ethics Line; and

16)	materials relative to significant industry, accounting, risk management or internal control matters that impact audit scope or emphasis.

•	Pre-approve instances where the internal audit department will act as a consultant or will participate in significant special projects or unscheduled activities that exceed 500 hours and receive and review reports of the senior internal audit executive on the nature and extent of such activities; and

•	Ensure that the internal auditors have access to all necessary Corporation resources.

G.	Compliance Oversight

•	Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

•	Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

•	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies; and

•	Discuss with the Corporation’s General Counsel and Chief Risk Officer legal matters that may have a material impact on the financial statements and that may have an impact on the Corporation’s compliance policies.

H.	Subsidiaries of the Corporation

•	Review and approve all subsidiary bank audit committee charters and any material changes thereto annually;

•	Receive and review the minutes of all subsidiary bank audit committee meetings;

•	Receive and review special reports of subsidiary bank audit committees;

•	Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with

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management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2 (a) and (b) and Sections 363.3 (a) and (b), respectively; and

•	Perform the duties required to be performed by the fiduciary audit committee for any bank and non-bank subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

I.	General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management (especially the Chief Financial Officer), the Corporation’s Disclosure Committee, the internal auditors, and with the independent auditors;

•	Report to the Board on the Committee’s activities at each Board meeting;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•	Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management, the Corporation’s Disclosure Committee, the internal auditors and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

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New or amended language is indicated by underlining

ANNEX 2

PROPOSED AMENDMENT TO CODE OF REGULATIONS

RESOLVED, that Article III Section 2 of the Code of Regulations of the Company, as amended, be amended and replaced in its entirety with the following:

“Section 2. Number. The Board of Directors shall be composed of fifteen (15) persons unless this number is changed by: (1) the shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than thirty (30) persons and may decrease the number to not less than ten (10) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of majority of the Directors in office.”

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(513) 579-5300

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    ELECTION of five (5) Class I Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For Withhold		For Withhold
01—JAMES P HACKETT	☐ ☐	04—KENNETH W LOWE	☐ ☐

02—JOAN R HERSCHEDE	☐ ☐	05—THOMAS W TRAYLOR	☐ ☐

03—ROBERT L KOCH II	☐ ☐

B    Proposals

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain
2.	Proposal to amend the code or regulations to reduce the default number of directors and to reduce the minimum number of directors the Board may set without shareholder approval.	☐ ☐ ☐
For Against Abstain
3.	Proposal to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2005.	☐ ☐ ☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	1 U P X H H H P P P P 0049211	+

Proxy—Fifth Third Bancorp

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George A. Schaefer, Jr., Robert B. Morgan and John F. Barrett and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said COMPANY scheduled to be held March 22, 2005 at the Aronoff Center for the Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio, or at any adjournment thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George A. Schaefer, Jr., Robert B. Morgan and John F. Barrett and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said COMPANY scheduled to be held March 22, 2005 at the Aronoff Center for the Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio, or at any adjournment thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

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Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-XXX-XXX-XXXX in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.

THANK YOU FOR VOTING

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Proxy—Fifth Third Bancorp

A    ELECTION of five (5) Class I Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For Withhold		For Withhold
01—JAMES P HACKETT	☐ ☐	04—KENNETH W LOWE	☐ ☐

02—JOAN R HERSCHEDE	☐ ☐	05—THOMAS W TRAYLOR	☐ ☐

03—ROBERT L KOCH II	☐ ☐		☐ ☐

B    Proposals

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain
2.	Proposal to amend the code or regulations to reduce the default number of directors and to reduce the minimum number of directors the Board may set without shareholder approval.	☐ ☐ ☐
For Against Abstain
3.	Proposal to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2005.	☐ ☐ ☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
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Admission Ticket

Please tear off this Admission Ticket. If you plan to attend the annual meeting of stockholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder(s) and one guest to the 2005 Annual Meeting.

The annual meeting of shareholders will be held at the following address: Aronoff Center For The Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio, at 11:30 a.m., E.S.T., March 22, 2005. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

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